30JUL201513030681 ???? T ORDER FORM FOR PROSPECTUS DATED ?,? The investor named below, under penalties of perjury, certifies that (i) the number shown under Item 2 or Item 3 on this Order Form is his correct Taxpayer Identification Number (or he is waiting for a number to be issued to him) (ii) he is not subject to backup withholding either because he has not been notified by the Internal Revenue Service (‘‘IRS’’) that he is subject to backup withholding as a result of a failure to report all interest or distributions, or the IRS has notified him that he is no longer subject to backup withholding, (iii) he is a U.S. citizen or other U.S. person; and (iv) the FATCA code(s) entered on this form (if any) indicating that he is exempt from FATCA reporting are correct. [NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF THE APPROPRIATE BOX IN ITEM 2 BELOW HAS BEEN CHECKED]. For the applicable definition of a U.S. person, see http://www.irs.gov/pub/irs-pdf/fw9.pdf. 1. INVESTMENT For custodial held accounts: If funding the custodial account, checks should be made payable to the custodian and sent, with a completed copy of the order form, directly to the custodian for further processing. For all other investments, either: (a) Attach a check - Make check payable to: UMB Bank, N.A., as Escrow Agent for Carey Credit Income Fund ???? T Cash, cashier’s checks/official bank checks in?bearer form, foreign checks, money orders,?third party checks, and/or traveler’s checks??????????????????????? OR? (b) Wire funds Contact W. P. Carey Investor Relations at ??? This is an (check one): H18554? Initial Investment (Minimum $2,000 or $2,500 for NY non-IRA investments) H18554? Additional Investment ??? Amount of Investment: $ ??? Payment will be made with: H18554? Enclosed check H18554? Funds wired H18554? Funds to follow ??? Net of Commission Purchases (optional): For eligible purchases without selling commissions, in accordance with the prospectus and subject to Broker/Dealer’s policies, please check one below. H18554? Net of commission through a Broker/Dealer firm, for Broker/Dealer’s representatives and their family members Relationship between Investor and Broker/Dealer’s representative: H18554? W. P. Carey Employee or Affiliate ??? Volume Discounts, if applicable H18554?Check this box if you wish to have your investment combined with a previous Carey Credit Income Fund ???? T investment1-800-WP CAREY (972-2739) for wire with the same primary account holder or beneficiary for IRA registrations, as determined by the Tax ID number. Please see ‘‘Theinstructions. Offering/Plan of Distribution’’ section of the prospectus for further information on volume discounts. Existing Account Name 2. INVESTOR INFORMATION In order to meet their obligations under Federal Name of Investor or Trustee: Social Security Number/TIN: Date of Birth: law, a Broker/Dealer or Investment Advisor can obtain, verify and record information that identifies each investor who opens an account. Name(s) and address will be recorded exactly Name of Joint Investor or Trustee (if applicable): Social Security Number/TIN: Date of Birth: as printed. Please print name(s) in which shares are to be registered. Residential Address: A residential address must be provided. No P.O. Boxes. City: State: ZIP: Home Phone: Alternate Phone: Email Address: Investors enrolled in electronic delivery may GO PAPERLESS Sign below if you would like to receive your correspondence relating to your W. P. Carey investment(s) at the request paper copies of any document delivered e-mail address provided above. You may request paper copies of any document delivered electronically. You may revoke this consent electronically. at any time, and the revoking of this consent applies to all documents and not to a portion of the deliverable documents. Signature of Investor/Trustee: Investor’s Account Number with Broker/Dealer (if any) Check this box if you are a Check this box if you are a Check this box if you are subject to H18554 H18554 H18554 resident alien non-resident alien (Form withholding W-8BEN required) Exemption payee code (if any) Exemption from FATCA reporting code (if any) Mail original order form to: CCIF ???? T, c/o DST Systems, Inc., as Agent for UMB Bank Regular Mail: P.O. Box 219145, Kansas City, MO 64121-9145 Overnight Mail: 430 W 7th St, Suite 219145, Kansas City, MO 64105 Page 1 of 4 DRAFTRAFExisting NamNVESTOR INFORM TIONVESTOR ru Social Number/TINNumbe Date of Biraler Advisoaler vestor opens accountress exactl Security Number/TINSocia Date of Bire name(s) sharee sharedred

3. FORM OF OWNERSHIP

Important: Please choose **one** option, either within the "Non-Qualified Account" section, or within the "Qualified Account" section.

For Transfer on Death:
Requires Transfer on Death form that can be found at www.careycredit.com.

For Entity Ownership:
Please ensure supplemental documents are enclosed with your order form as indicated below the applicable entity type.

Non-Qualified Account

☐ **Individual**
☐ Transfer on Death

☐ **Joint Tenants with Right of Survivorship**
☐ Transfer on Death
Both investors must sign and initial in Section 6

☐ **Uniform Gift to Minors Act or the Uniform Transfers to Minors Act/State of** ______
Custodian signature required in Section 6

☐ **Community Property**
All parties must sign and initial in Section 6

☐ **Tenants in Common**
All parties must sign and initial in Section 6

☐ **Other** ______
Please specify

Trust Ownership
Trust or Grantor must sign and initial in Section 6. Include a copy of the title and signature pages of the trust instrument

☐ Taxable Trust ☐ Tax-Exempt Trust

Name of Trust ______

Tax ID # ______ **Date Established** ______

Entity Ownership
Name of (Retirement Plan, Corporation, Partnership, Other) Entity ______

Tax ID # ______ **Date Established** ______

☐ **Pension or Profit Sharing Plans** ☐ Taxable ☐ Exempt Under §501A
Authorized signature required in Section 6. Trusteed plans should include a copy of the plan documents showing the name of Plan, name of Trustee(s) and signature of Trustee(s)

☐ **Corporation** ☐ S-Corp ☐ C-Corp (will default to S-Corp if not checked)
Authorized signature required in Section 6. Include an appropriate corporate resolution or secretary's certificate indicating the names and signatures of the authorized signatories

☐ **Partnership**
Authorized signature required in Section 6. Include a copy of the partnership agreement indicating the names and signatures of the authorized signatories

☐ **Non-Profit Organization**

☐ **Other** ______
Please specify

Qualified Account

☐ Traditional IRA ☐ ROTH IRA ☐ SEP IRA ☐ Rollover IRA ☐ Beneficial IRA
Beneficial IRA Decedent Name ______

DRAFT

4. CUSTODIAN INFORMATION

For Accounts with Custodian:
Send ALL paperwork to the custodian.

Make check payable to custodian if funding custodial account.

Custodial signature and medallion signature guarantee is required in section 7.

Custodian Information:

Custodian Name: ______

Mailing Address: ______

City/State/ZIP: ______

To be completed by the Custodian:

Custodian Tax ID #: ______

Custodian Account #: ______

Custodian Phone #: ______

5. DISTRIBUTION PAYMENT OPTIONS

Distribution payee will default to option (a) if no selection is made.

Cash distributions for custodian and brokerage accounts will be sent to the custodian of record unless the investor participates in the Distribution Reinvestment Plan.

Distribution Reinvestment: Investor agrees to notify CCIF 2017 T and its Broker/Dealer or Investment Advisor if, at any time, it no longer meets the suitability standards as outlined in the prospectus and any supplements thereto.

(a) ☐ Mail to Investor Address shown in Section 2 (FOR NON-CUSTODIAL ACCOUNTS)
☐ Pay to Custodial Account (FOR ACCOUNTS WITH CUSTODIAN)

(b) ☐ Reinvest distributions pursuant to the DRIP:
The investor elects to invest distributions in additional shares of the Company pursuant to the terms of the DRIP as described in the prospectus, as supplemented.

(c) ☐ Distributions directed to: ☐ Via Electronic Deposit (ACH* – Complete information below)
☐ Checking – Attach voided check ☐ Savings

Bank, Brokerage Firm or Person: ______

Mailing Address: ______

City/State/ZIP: ______

Account #: ______ Bank ABA # (FOR ACH ONLY): ______

I authorized UMB Bank to deposit variable entries to my checking, savings or brokerage account. This authority will remain in effect until I notify W. P. Carey's Investor Relations Department or DST Systems, Inc., the transfer agent for CCIF 2017 T, in writing to cancel in such time as to afford a reasonable opportunity to act on the cancellation. In the event that UMB Bank deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous debit.

Mail original order form to: CCIF 2017 T, c/o DST Systems, Inc., as Agent for UMB Bank
Regular Mail: P.O. Box 219145, Kansas City, MO 64121-9145 Overnight Mail: 430 W 7th St, Suite 219145, Kansas City, MO 64105

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6. SIGNATURE OF INVESTOR(S)

Please separately initial each of the applicable representations.

Except in the case of fiduciary accounts, you may not grant any person a power of attorney (POA) to make such representations on your behalf. An Attorney-in-Fact signing on behalf of the investor pursuant to a POA represents by their signature that they are acting as a fiduciary for the investor.

Please review the "Suitability Standards" section of the prospectus to review any additional suitability requirements imposed by the investor's primary state of residence.

Original initials and signatures are required to complete purchase.

Investors in the following states must meet the additional suitability requirement imposed by their primary state of residence as set forth in the prospectus under "Suitability Standards" AL, CA, IA, ID, KS, KY, MA, ME, ND, NE, NJ, NM, OH, OK, TN, TX and VT. Investors in AL, KS, KY, MA, ME, NE, NJ, OH, TN and TX must initial specific representations.

In order to induce the Company to accept this subscription, I hereby represent and warrant to you as follows:

Investor	Joint Investor		
Initials	Initials	(a)	I acknowledge receipt of a final Prospectus, whether over the internet, on a CD-ROM, a paper copy, or any other delivery method, at least five (5) business days prior to investor signature below.
Initials	Initials	(b)	I hereby certify that I have (a) a net worth (exclusive of home, furnishing and automobiles) of at least $250,000 or more, or; (b) a net worth (as described above) of at least $70,000 and a minimum of $70,000 annual gross income, and meet the additional suitability requirements, if any, imposed by my state of primary residence as set forth in the prospectus under "Suitability Standards."
Initials	Initials	(c)	I am purchasing the shares for my own account or in a fiduciary capacity.
Initials	Initials	(d)	I acknowledge that the shares are not liquid.
Initials	Initials	(e)	**For Alabama residents only:** I acknowledge that Alabama investors must have a liquid net worth of at least ten times their investment in CCIF 2017 T and its affiliated programs.
Initials	Initials	(f)	**For Kansas residents only:** I acknowledge that the Kansas Securities Commissioner recommends that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other non-exchange listed business development companies. Liquid net worth is defined as the portion of net worth that consists of cash and cash equivalents and readily marketable securities.
Initials	Initials	(g)	**For Kentucky residents only:** I acknowledge that Kentucky residents must have either (a) a minimum net worth of at least $85,000 and a minimum annual gross income of at least $85,000 or (b) a minimum net worth of $300,000. In addition, a Kentucky resident's investment in our Shares or the shares of our affiliated, non-publicly traded business development companies may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" shall be defined as that portion of a person's net worth (total assets, exclusive of home, home furnishings, and automobiles, minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.
Initials	Initials	(h)	**For Maine residents only:** I acknowledge the Maine Office of Securities recommends that an investor's aggregate investment in this offering or similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consist of cash, cash equivalents, and readily marketable securities.
Initials	Initials	(i)	**For Massachusetts residents only:** I acknowledge that my aggregate investment in this offering and in other illiquid direct participation programs (including real estate investment trusts, other business development companies, oil and gas programs, equipment leasing programs, and commodity pools) may not exceed ten percent (10%) of my liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.
Initials	Initials	(j)	**For Nebraska residents only:** I acknowledge that a Nebraska resident must have either (a) a gross annual income of at least $100,000 and a net worth of at least $350,000 or (b) a net worth of at least $500,000. Each Nebraska resident must also limit his or her investments in our Shares and in the securities of other non-traded business development companies to a maximum of 10% of his or her net worth.
Initials	Initials	(k)	**For New Jersey residents only:** I acknowledge that I must have either, (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a liquid net worth of at least $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor's investment in us, our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding private offerings that are exempt from registration) may not exceed 10% of his or her liquid net worth.
Initials	Initials	(l)	**For Ohio residents only:** I acknowledge that I may not invest more than ten percent (10%) of my liquid net worth in this offering, its affiliated programs, and other non-traded business development companies. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.
Initials	Initials	(m)	**For Tennessee residents only:** I acknowledge that I either am an "accredited investor" as defined in 17 C.F.R. § 230.501 or I may not invest more than 10% of my liquid net worth (exclusive of home, home furnishings, and automobiles) in this offering.
Initials	Initials	(n)	**For Texas residents only:** I acknowledge that Texas residents must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of at least $100,000 or (b) a minimum liquid net worth of $250,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents, and readily marketable securities.

DRAFT

NOTICE TO INVESTORS: Any person selling shares on behalf of CCIF 2017 T may not complete a sale of shares to an investor until at least five (5) business days after the date an investor receives a final prospectus. The sale of shares pursuant to this order form will not be effective until CCIF 2017 T has issued written confirmation of purchase to the investor.

By signing below, it is also acknowledged that:

- **An investment in the shares of the Company is not suitable for you if you might need access to the money you invest in the foreseeable future.**
- **You will not have access to the money you invest for an indefinite period of time.**
- **You should not expect to be able to sell your shares regardless of how the Company performs.**
- **Because you will be unable to sell your shares, you will be unable to reduce your exposure to any market downturn.**
- **The Company does not intend to list the shares on any securities exchange during or for a significant time after the offering period, and it does not expect a secondary market in the shares to develop.**
- **The Company has implemented a share repurchase program, but only a limited number of shares are eligible for repurchase. In addition, any such repurchases will be at an at least 10% discount to the current offering price in effect on the date of repurchase.**
- **The Company's distributions in its initial year of investment operations may not be based on its investment performance, but may be supported by the Company's Advisor in the form of operating expense support payments. The Company will be obligated to repay its Advisors and these repayments will reduce the future distributions that you should otherwise receive from your investment.**

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Investor Signature(s):

Signature of Investor/Trustee: ____________________ Date: ________

Signature of Joint Investor/Trustee *(if applicable)*: ____________________ Date: ________

Mail original order form to: CCIF 2017 T, c/o DST Systems, Inc., as Agent for UMB Bank

Regular Mail: P.O. Box 219145, Kansas City, MO 64121-9145 Overnight Mail: 430 W 7th St, Suite 219145, Kansas City, MO 64105

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7. CUSTODIAN SIGNATURE

Only complete for Custodial Investments. For Non-Custodial Investments, proceed to Section 8.

Ensure custodian information has been completed in Section 4.

Custodian Signature *(if applicable)*:

Signature of Custodian: ____________________ Date: __________

Custodian Medallion Signature Guarantee as Agent

8. REGISTERED REPRESENTATIVE INFORMATION

Registered Representative(s) Name(s):

Broker/Dealer Name:

Only one Representative Number/ID should be provided.

Representative Number/ID: | FINRA CRD Number *(if applicable)*:

Registered Representative Address:

City: | State: | ZIP:

Telephone Number: | Email Address:

DRAFT

The undersigned confirms by his/her signature that he/she (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has discussed such investor's prospective purchase of Shares with such investor; (iii) has advised such investor of all pertinent facts with regard to the liquidity and marketability of the Shares; (iv) has delivered a current Prospectus and related supplements, if any, to such investor at least five business days prior to the date the investor signed this Order Form; and (v) has reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

The above-identified entity and individual, acting within their capacity as authorized agent, registered financial intermediary, registered associate, financial advisor or investor representative, has performed functions required by federal and state securities laws, regulations and rules, and, where applicable, FINRA rules including, but not limited to Know Your Customer, Suitability and, based upon USA PATRIOT Act and its implementing regulations, has performed anti-money laundering and customer identification program functions with respect to the investor identified on this document.

If joint representative ID entered above, only one registered representative must sign.

Registered Representative Signature(s):

Signature of Registered Representative or Advisor: ____________________ Date: __________

Please complete this form and mail the original to:

REGULAR MAIL:

Carey Credit Income Fund 2017 T
c/o DST Systems, Inc. as Agent for UMB Bank
P.O. Box 219145
Kansas City, MO 64121-9145

OVERNIGHT DELIVERY:

Carey Credit Income Fund 2017 T
c/o DST Systems, Inc. as Agent for UMB Bank
430 W. 7th St Suite 219145
Kansas City, MO 64105

Should you have any questions, please call W. P. Carey at 1-800-WP CAREY

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